CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 27, 2010, relating to the financial statements and financial highlights which appear in the February 28, 2010 Annual Report to Shareholders of Nuveen Multistate Trust II, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such registration statement.

/s/    PricewaterhouseCoopers LLP

Chicago, Illinois

June 28, 2010